SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             -----------------------


              Date of Report
              (Date of earliest
              event reported):     April 13, 2000


                                 PlayCore, Inc.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                         0-20450                     36-3808989
---------------                ----------------              ------------------
(State or other                (Commission File                (IRS Employer
jurisdiction of                     Number)                  Identification No.)
incorporation)


                1212 Barberry Drive, Janesville, Wisconsin 53545
          -----------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (608) 755-4777
                         ------------------------------
                         (Registrant's telephone number)

Item 5.   Other Events.
------    ------------

          Attached are certain material agreements executed in connection with a definitive agreement and plan of merger PlayCore, Inc. ("PlayCore") entered into on April 13, 2000 with a newly-formed affiliate of Chartwell Investments II, LLC ("Chartwell") providing for the acquisition of all of the outstanding shares of PlayCore for $10.10 per share in cash. As part of the transaction, GreenGrass Holdings, an affiliate of Glencoe Capital and PlayCore's majority stockholder, has agreed to sell all of its shares of PlayCore common stock to the Chartwell affiliate. GreenGrass Holdings owns approximately 72 percent of the outstanding shares of PlayCore. The board of directors of PlayCore unanimously approved the transaction.

          PlayCore and the Chartwell affiliate will initiate a joint tender offer within approximately one week. The completion of the tender offer is subject to certain conditions, including the tender of 1,367,947 shares, representing 50.1 percent of the publicly-held shares not owned by Greengrass Holdings and current directors and officers of PlayCore; the receipt of funds from the lenders; and expiration of a waiting period under the U.S. Hart-Scott-Rodino Act. Any shares of PlayCore common stock not purchased in the tender offer will be acquired in a subsequent merger transaction at the same $10.10 per share cash price.

                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PLAYCORE, INC.



Date:  April 14, 2000               By:/s/ Richard E. Ruegger
                                       ----------------------------------------
                                        Richard E. Ruegger
                                        Vice President-Finance, Chief Financial
                                        Officer and Treasurer

                                 PLAY CORE, INC.

                   Exhibit Index to Current Report on Form 8-K
                              Dated April 13, 2000


Exhibit
Number
------

(2.1) Agreement and Plan of Merger, dated as of April 13, 2000, by and among PlayCore, Inc., PlayCore Holdings, Inc. and Jasdrew Acquisition Corp. Schedules and exhibits to the Agreement and Plan of Merger have not been filed herewith. The Company agrees to furnish a copy of any omitted schedule or exhibit to the Commission upon request.

(4.1) Stock Purchase Agreement, dated as of April 13, 2000, by and among PlayCore, Inc., PlayCore Holdings, Inc., Jasdrew Acquisition Corp. and the stockholders listed therein. Schedules and exhibits to the Stock Purchase Agreement have not been filed herewith. The Company agrees to furnish a copy of any omitted schedule or exhibit to the Commission upon request.

(4.2) Stock Option Agreement, dated as of April 13, 2000, by and among PlayCore, Inc., PlayCore Holdings, Inc. and Jasdrew Acquisition Corp.